ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the "Agreement") is dated as of October 25, 2010 (the "Effective Date"), and made by and among MGTCO Holdings, L.L.C., a Texas limited liability company ("Purchaser"), GEOS Communications, Inc, a Delaware corporation, formerly known as i2 Telecom International, Inc. ("Seller") and Geos Communications IP Holdings, Inc, a Delaware corporation ("IP Holdings") ("Seller").

RECITALS

i. Seller owns certain assets listed on Schedule 1.1 (the "Assets") , in the form of computer equipment, software, intellectual property, Geos Communications IP Holdings licensed technology, trade names and related assets having to do with the business of providing telecommunications services, including voice over internet protocol ("VOIP") services, network operations and class 5 switch platform.

ii. Seller has developed and implemented a carrier-grade Class 5 telecom platform which allows voice and data to be carried over the Internet ("VoIP") instead of the traditional carriers' public switch telephone network ("PSTN").

iii. Seller applications include a complete VoIP network to allow calling from broadband connected devices (computer, home ATA and smartphone) as well as mobile clients that allow calls to bypass the traditional carriers' high cost network.

iv. Seller has contracted with Internap, IVR Technologies, Inc. and IPTEGO (collectively the "Vendors") to provide certain services and hardware relating to the Assets.

v. Seller has failed to make certain payments to the Vendors, which has led to unpaid balances due and owing by Seller (the "Vendor Liabilities"). Seller has further encumbered the Assets by virtue of obligations currently owed to the Butterfield Family Trust or its affiliates.

vi. Seller has determined that it is in its best interests to discontinue all its activities in the telecommunications business and to dispose of its telecommunications assets to Purchaser.

vii. Each of the Vendors is willing to compromise and settle its outstanding debt with Seller, and The Butterfield Family Trust is willing to release all its claims against the Assets, in connection with the purchase and takeover of the Assets by Purchaser. A separate agreement will be entered into by each entity prior to the effectiveness of this Agreement.

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viii. As a condition of closing and in exchange for a royalty on future revenue, Geos Communications IP Holdings, Inc. will enter into a license agreement in substantially the form of Exhibit A, attached hereto (the "License Agreement") to use the licensed technology identified in the License Agreement.

ix. Purchaser desires to purchase from Seller the Assets and, and Seller desires to sell the Assets to Purchaser, and the Brand Assets to Purchaser in accordance with the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

1. Purchase of Assets, Purchase Price and Method of Payment

1.1. Purchase of Assets. At the closing hereof: (i) Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall obtain from Seller, the Assets, including all items set forth in Schedule 1.1, in each case free and clear of all encumbrances except for such encumbrances as may remain in connection with the Vendor Liabilities, and (ii) IP Holdings shall execute and deliver the License Agreement in exchange for a two percent royalty on the first $550,000 in Purchaser revenue and five percent royalty on the next $4,450,000 in Purchaser revenue with the royalty reducing to 2.5% thereafter, payable quarterly after Purchaser receives such fund (the "Royalty Payment"). This Agreement shall go into effect immediately after the execution of this Agreement and the completion or occurrence of all conditions to closing set forth herein, and in no event later than the first date any payment shall be made by Purchaser to any creditor of Seller, and such date shall be referred to herein as the closing date.

1.2. Purchase Consideration. The total consideration to be paid for the Assets and the License Agreement shall be the agreement on the part of Purchaser to such terms, including the payment of money, as shall be required to arrange for the release of Seller from its obligations in connection with the Vendor Liabilities, plus the Royalty Payment.

1.3. Proration. Expenses for all taxes, including real estate, property and any other taxes, all other cost and expense items, and any prepaid and deferred items, shall be prorated between Seller and Purchaser as of the effective date. Seller shall be responsible for all such items that have accrued or are owing prior to and on the effective date hereof, and Purchaser shall be responsible for such items that accrue or are owing thereafter.

2. Representations and Warranties of Seller

Seller represents and warrants to Purchaser as follows:

2.1. Organization and Standing. Seller is duly organized, validly existing and in good standing under its jurisdiction of organization. Seller has full power and authority to

own and sell the Assets, to transact the business in which it is currently engaged, and to perform the obligations required to be performed by it hereunder and to consummate the transactions contemplated hereby.

2.2. Authorization and Binding Obligations. The execution, delivery and performance by Seller of this Agreement and the instruments contemplated hereby have been duly and validly authorized by all necessary corporate actions and constitute valid and binding agreements of Seller enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

2.3. No Contravention; Consents.

2.3.1. No Contravention. The execution, delivery and performance of this Agreement and the other documents to be executed in connection herewith, the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof by Seller do not: (i) conflict with or violate any provisions of the charter documents or bylaws of Seller; (ii) result in the breach of, constitute a default under, conflict with or result in the termination or alteration of, the provisions of any agreement or other instrument to which Seller is a party or by which the property of Seller is bound or affected, or result in the creation of any encumbrance upon any of the Assets; or (iii) violate or conflict with any material laws, regulations, orders, writs, injunctions, decrees or judgments applicable to Seller or any of the Assets.

2.3.2. Consents. No consent, waiver, authorization or approval from, or filing of any notice or report with, any governmental authority or other person is necessary in connection with the execution, delivery or performance by Seller of this Agreement or any of the documents or transactions contemplated hereby.

2.4. Title and Condition of Assets.

2.4.1. Quality of Title. Other than encumbrances relating to the Vendor Liabilities and such other items as are set forth on Schedule 2.4.1, Seller has good, valid and marketable title to the Assets to be transferred by it hereunder, which in each case as of the closing shall be free and clear of all mortgages, deeds of trust, security interests, pledges, claims, liens, leases, charges or any liabilities or encumbrances of any kind (collectively, "Encumbrances").

2.4.2. Condition. As of August 15, 2010 all items of inventory and equipment included in the Assets were (i) adequate for the uses to which they were being put as of August 15, 2010, (ii) structurally sound with no known material defects, and (iii) in good operating condition and not in need of maintenance or repair except for ordinary, routine maintenance and repairs.

2.4.3. Assets Complete. The Assets include all of the hardware and software that were used by Seller in the conduct of the voice over internet protocol business as conducted by Seller as of August 15, 2010.

2.5. Trade Names. Schedule 2.5 hereto contains a true and complete list of all Trade Names owned by Seller which relate to the voice over internet protocol business. Seller is the authorized and legal holder of all of the foregoing. There are no restrictions on the Seller's ownership of the Trade Names and no contracts, options or agreements of any kind or nature with any third parties that limit, modify, restrict or otherwise alter in any way the Trade Names.

2.6. Disclosure. To the Seller's knowledge, no representation, warranty or statement made in this Agreement or any agreements or certificates, furnished by or on behalf of Seller in connection with this Agreement and the related transactions, contains or will contain any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

2.7. Brokers. Neither Seller nor any of its affiliates has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3. Representations and Warranties of Purchaser

Purchaser represents, warrants and covenants to Seller that:

3.1. Organization and Standing. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Purchaser has full power and authority to own its properties and to transact the business in which it is currently engaged and to perform the obligations required to be performed by it hereunder and to consummate the transactions contemplated hereby.

3.2. Authorization and Binding Obligations. The execution, delivery and performance of this Agreement and the instruments contemplated hereby have been duly and validly authorized by Purchaser and constitute valid and binding agreements of Purchaser enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

3.3. No Contravention. The execution, delivery and performance of this Agreement and the other documents to be executed in connection herewith, the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof by Purchaser do not and will not, after the giving of notice, or the lapse of time, or otherwise: (i) result in the breach of, conflict with, or constitute a default under, the provisions of any agreement or other instrument to which Purchaser is a party or by which the property of Purchaser is bound or affected; or (ii) violate or

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conflict with any laws, regulations, orders, writs, decrees, injunctions or judgments applicable to Purchaser, or require any partner consent or consent under applicable law.

3.4. Litigation. There is no proceeding or investigation of any nature pending or, to the best of Purchaser's knowledge, threatened against or affecting Purchaser that would adversely affect its ability to consummate the transactions contemplated in this Agreement.

4. Access and Information

After the execution of this Agreement, Seller shall give Purchaser and its representatives reasonable access during normal business hours throughout the period prior to the Closing Date, to all of the Assets to be acquired hereunder and shall furnish Purchaser and its representatives during such period with all information, including but not limited to operational and financial information, as Purchaser may reasonably request in order to enable Purchaser to make such reasonable examinations and investigations thereof as it shall deem necessary.

5. Conduct of Business to Closing

Seller covenants and agrees that pending the closing, except with the prior written consent of Purchaser:

5.1. Litigation and Proceedings. Seller shall notify Purchaser immediately of: (i) any litigation or proceeding pending or, to its knowledge, threatened, against the Trade Names or Assets or which challenges the transactions contemplated hereby or could otherwise have a material adverse effect on the transactions contemplated hereby, and (ii) any material damage to or destruction of the Assets.

5.2. Agreements. Seller shall perform all material obligations required to be performed by it under all contracts pertaining to the Assets, and shall not, without Purchaser's consent, amend the same or enter into any new agreements which might be binding on Purchaser or the Assets.

5.3. Consents and Approvals. Seller shall use its best efforts to obtain or cause to be obtained consents, if any, to the assignment to Purchaser of all contracts and agreements which require the consent of any Person by reason of the transactions provided for in this Agreement. Each Party shall cooperate fully with the other to obtain any such consents or approvals.

5.4. No Breach of Representations and Warranties. Seller shall not take any action or pursue any other course of conduct, or fail to take any action that would knowingly cause any of the representations and warranties made by Seller in this Agreement to be untrue, incorrect or inaccurate in any material respect when made.

6. Conditions Precedent to the Obligations of the Parties

6.1. Conditions To Seller's Obligation To Close. The obligations of Seller to sell, transfer, convey and deliver the Assets are subject to the satisfaction at or prior to the closing of each of the following conditions (unless waived in writing by Seller):

6.1.1. Consideration. Purchaser shall have executed and delivered, in accordance with Section 1.2 hereof, the consideration specified therein.

6.1.2. Accuracy of Representations and Warranties. The representations and warranties made herein by Purchaser shall be true and correct in all material respects when made and on and as of the closing date with the same force and effect as though made on and as of the closing date.

6.1.3. Compliance with Agreement. All of the terms, agreements, covenants and conditions of this Agreement to be performed or complied with by the Purchaser on or prior to the closing shall have been duly performed or complied with.

6.1.4. No Obstructive Proceeding.

6.1.4.1. No Litigation. No action, suit, investigation, or proceeding shall have been instituted or be pending against any of the parties to this Agreement or any of their affiliates before any governmental authority to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby which may reasonably be expected to result in a preliminary or permanent injunction against consummating the transactions contemplated hereby or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions.

6.1.4.2. No Governmental Intervention. Neither of the parties to this Agreement shall have received written notice from any governmental authority of: (i) its intention to institute any action or proceeding to restrain or enjoin or nullify or render ineffective this Agreement or the transactions contemplated hereby if consummated, or commence any investigation into the consummation of this Agreement and the transactions contemplated hereby; or (ii) the actual commencement of such an investigation.

6.1.4.3. No Order. No order, decree or judgment of any governmental authority shall be subsisting against any of the Parties which would render it unlawful or materially restrain or limit Purchaser's ability, as of the closing date, to effect the transactions contemplated hereunder in accordance with the terms hereof.

6.2. Conditions To Purchaser's Obligation To Close. The obligations of Purchaser to purchase the Assets are subject to the satisfaction at or prior to the closing of each of the following conditions (unless waived in writing by Purchaser):

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6.2.1. Documents; Agreements; Releases. Purchaser shall have received any requested instruments and other documents (in form and substance reasonably satisfactory to its counsel) required to be delivered to it pursuant to Section 7.1 hereof. Purchaser shall have received executed agreements from the vendors listed on Schedule 6.2.1 providing for Purchaser to receive such goods and services as Purchaser shall deem necessary on such terms as Purchaser shall deem appropriate, including the release of all claims against the Assets. In addition, Purchaser and IP Holdings shall have entered into a License Agreement. Further, Purchaser shall have entered into an agreement with Internap pursuant to which Internap shall (i) agree to release all encumbrances and claims on the Assets after payment of an amount no greater than forty eight thousand dollars ($48,000.00) and (ii) provide ongoing hosting services relating to the Assets on such terms as Purchaser and Internap shall determine. Purchaser shall also have received documents demonstrating to its satisfaction the release of all claims and encumbrances upon the Assets in favor of the Butterfield Family Trust or its affiliates.

6.2.2. Accuracy of Representations and Warranties. The representations and warranties made herein by Seller shall be true and correct in all material respects when made and on and as of the closing date with the same force and effect as though made on and as of the closing date.

6.2.3. Compliance with Agreement. All of the terms, agreements, covenants and conditions of this Agreement to be performed or complied with by Seller on or prior to the closing shall have been duly performed or complied with.

6.2.4. No Obstructive Proceeding.

6.2.4.1. No Litigation. No action, suit, investigation, or proceeding shall have been instituted or be pending against any of the parties to this Agreement or any of their affiliates before any governmental authority to restrain or prohibit, or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated hereby which may reasonably be expected to result in a preliminary or permanent injunction against consummating the transactions contemplated hereby or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions, or a material adverse effect on the Assets.

6.2.4.2. No Governmental Intervention. Neither of the parties to this Agreement shall have received written notice from any governmental authority of: (i) its intention to institute any action or proceeding to restrain or enjoin or nullify or render ineffective this Agreement or the transactions contemplated hereby if consummated, or commence any investigation into the consummation of this Agreement and the transactions contemplated hereby; or (ii) the actual commencement of such an investigation.

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6.2.4.3. No Order. No order, decree or judgment of any Governmental Authority shall be subsisting against any of the Parties that would render it unlawful or materially restrain or limit Purchaser's ability, as of the closing date, to effect the transactions contemplated hereunder in accordance with the terms hereof.

7. Instruments of Conveyance and Transfer

7.1. Instruments of Conveyance and Transfer of Personal Property. At the closing, to effect the transfers, conveyances and assignments from Seller to Purchaser, Seller shall deliver to Purchaser the following, all in form reasonably satisfactory to counsel for Purchaser, and dated the closing date:

7.1.1. Bills of Sale. Bills of sale for all tangible personal property included in the Assets;

7.1.2. Assignments. Assignment of the Trade Names and any contracts or agreements (if applicable) and all other authorizations for Seller included in the Assets;

7.1.3. Other Documents. Such other instruments or documents as Purchaser may reasonably request in connection with the transfer to it of the personal property to be transferred, not inconsistent with the obligations of Seller under this Agreement.

8. Books and Records

Purchaser shall be entitled to all records, including but not limited to, manufacturing records, equipment warranties, asset history files, and other files, documents and correspondence of Seller relating to the Assets prior to the closing date as shall be reasonably necessary to the maintenance of the Assets after the closing date. As soon as practicable after the closing, but in no event later than fourteen (14) days after the closing, Seller shall deliver to Purchaser in accordance with Purchaser's instructions all documents relating to the Assets that are in the possession of Seller, or any of their representatives, agents or affiliates.

9. Brokers

None of the parties hereto has employed a financial advisor or a broker, nor for any reason will any of them subject the others to the payment of a brokerage commission, in connection with the proposed acquisition.

10. Survival; Indemnification

10.1. Survival. The several representations and warranties of the Parties contained in this Agreement shall be deemed to have been made on the date of this Agreement and on the closing date, shall survive the closing date and shall remain operative and in full force and effect for a period of twelve (12) months after the closing date except: (i) with respect to taxes which shall survive for the applicable statute of limitations period, (ii) confidentiality provisions shall survive in accordance with their terms, and (iii) Section 2.4.1, which shall survive indefinitely.

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10.2. Seller's Indemnification. Seller agrees to indemnify, defend and hold Purchaser harmless from and after the closing date from and against:

10.2.1. Breaches. Any and all loss, cost, liability, damage and expense (including reasonable legal and other expenses incident thereto) resulting from Seller's breach of any of its representations, warranties, covenants and agreements under this Agreement.

10.2.2. Liabilities. Any and all liabilities, known or unknown, actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including reasonable legal and other expenses incident thereto) resulting from: (i) causes of action or claims of any kind arising with respect to (a) the ownership, management, operation, or use of the Assets prior to the closing date, (b) the manufacturing, sale, or marketing by Seller of its business products or services sold by Seller on or prior to the closing date (including, but not limited to, any claims or causes of action for product liability), (c) any tax assessed against or owed by Seller, or (d) the conduct of business by Seller on or prior to the closing date (excluding any and all claims and liabilities arising or resulting from a breach of any of Purchaser's agreements or warranties or an inaccuracy in any of Purchaser's representations hereunder); or (ii) from actions of Seller before and after the closing date.

10.3. Indemnity Procedure. If any claim or demand is asserted against Purchaser by any third party who is not a party to this Agreement in respect of which the Purchaser may be entitled to indemnification under the provisions above, written notice of such claim or demand shall promptly be given to Seller. Seller shall have the right to control fully the defense and any settlement of such claim and Purchaser must cooperate fully in the defense of such claim. Purchaser may appear at its own expense through counsel reasonably acceptable to Seller.

10.4. Purchaser's Indemnification. Purchaser agrees to indemnify, defend and hold Seller harmless from and after the closing date from and against:

10.4.1. Breach. Any and all loss, cost, liability, damage and expense (including reasonable legal and other expenses incident thereto) resulting from Purchaser's breach of any of its representations, warranties, covenants and agreements under this Agreement.

10.4.2. Liabilities. Any and all liabilities, known or unknown, actions, suits, proceedings, demands, assessments, judgments, costs, and expenses (including reasonable legal and other expenses incident thereto), resulting from causes of action from actions of Purchaser before or after the closing date.

11. Default; Termination

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11.1. Default and Cure. If either Party believes the other party to be in material default hereunder, the non-defaulting party may provide the defaulting party with notice specifying in reasonable detail the nature of such default. If such default cannot be cured, or has not been cured by the earlier of (i) the closing date, or (ii) within thirty (30) calendar days after delivery of such notice, then the party giving such notice may (iii) terminate this Agreement or (iv) extend the closing date by ten (10) business days (but no such extension shall constitute a waiver of the non-defaulting party's right to terminate as a result of such default). Such rights are contingent upon the giving of such notice.

11.2. Termination

11.2.1. Mutual Consent. This Agreement may be terminated by mutual written consent of Seller and Purchaser.

11.2.2. Seller. This Agreement may be terminated on notice by Seller (i) pursuant to Section 11.1 hereof, or (ii) if both the Purchaser and Seller agree that any condition set forth in Section 6.1 cannot be met and has not been waived.

11.2.3. Purchaser. This Agreement may be terminated on notice by Purchaser (i) pursuant to Section 11.1 hereof, or (ii) if both the Purchaser and Seller agree that any condition set forth in Section 6.2 cannot be met and has not been waived.

11.2.4. Effect of Termination. In the event of termination of this Agreement pursuant to this Article, this Agreement shall forthwith become void and the parties shall be released and discharged from any further obligation hereunder, except that the confidentiality provisions hereof shall survive the termination.

12. Confidentiality

Seller shall at all times prior to and for one (1) year after the closing maintain confidential and not use for any purpose other than the operation of Seller, any information relating to this Agreement, this transaction or the Trade Names (other than information in the public domain not as the result of a breach of this Agreement), except: (i) for disclosure to authorized representatives of Seller, provided that any such person shall agree to maintain confidential any such information; (ii) as reasonably necessary to the performance of this Agreement including but not limited documents required to be filed by Seller with the United States Securities and Exchange Commission; (iii) as authorized in writing by Purchaser; or (iv) to the extent that disclosure is required by law or the order of any governmental authority under color of law; provided, that, prior to disclosing any information pursuant to this clause (iv), Seller shall have given reasonable prior written notice thereof to Purchaser and provided Purchaser with the opportunity to contest such disclosure at Purchaser's expense. The obligations of confidentiality shall not apply to the federal tax structure or federal tax treatment of the transaction. Neither party has any proprietary or exclusive rights to the federal tax structure of the transaction or any federal tax matter or federal tax idea related to the transaction.

13. Covenant Not to Compete; Noncircumvention of Royalty Payment

Seller and its affiliates, shall not during the term of this Agreement and for a period of three (3) years following the closing, engage in, directly or indirectly, any business activities that are competitive with the telecommunications business activities of the Purchaser within the United States, without the prior written consent of Purchaser.

Purchaser agrees that it will not, nor will it permit any affiliate, officer or employee to, participate in any scheme, artifice, transaction or series of transactions the result of which is to negate the payments to be made to Seller under the License Agreement.

14. Non-Reliance.

14.1. The Parties shall not be bound by any stipulations, representations, agreements or promises, oral or otherwise, not printed or inserted in written form in this Agreement. Each Party to this Agreement represents, warrants and acknowledges that in entering into this Agreement it has not relied upon any act, representation, or warranty by any other Party thereto, or by any of their representatives or attorneys, except as may be expressly contained in this Agreement. Each Party further represents and warrants that it has thoroughly discussed all aspects of this Agreement with its attorneys, that it has had a reasonable time to review this Agreement, that it fully understands the provisions of this Agreement and the effect thereof and that it is entering into this Agreement voluntarily and of its own free will.

15. Exclusivity of Agreement.

15.1. The Parties hereto have voluntarily agreed to define their rights, liabilities and obligations respecting the subject matter of this Agreement exclusively in contract pursuant to the express terms and provisions of this Agreement; and the Parties hereto expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement. Furthermore, the Parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm's length negotiations; all Parties to this Agreement specifically acknowledge that no Party has any special relationship with another Party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm's length transaction. The sole and exclusive remedies for any breach of the terms and provisions of this Agreement (including any representations and warranties set forth herein) shall be those remedies available at law or in equity for breach of contract only (as such contractual remedies may be further limited or excluded pursuant to the express terms of this Agreement); and the Parties hereto hereby waive and release any and all tort claims and causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any tort claim or cause of action based-upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

16. No Third Party Liability.

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16.1. This Agreement may only be enforced against the named Parties hereto. All claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as Parties hereto; and no officer, director, shareholder, employee or affiliate of any Party hereto (including any person negotiating or executing this Agreement on behalf of a Party hereto) shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

17. General Provisions.

17.1. This Agreement, and all claims or causes of action (whether in contract or tort) that maybe based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed, construed, interpreted, and applied in accordance with the laws of the State of Texas, without giving any regard to its choice of law or conflicts of law, provisions, case law or statutes which would cause the application of the laws of any State other than Texas.

17.2. This Agreement is the complete and exclusive statement regarding the subject matter of this Agreement and supersedes all prior agreements, understandings and communications, oral or written, between the Parties regarding the subject matter of this Agreement, save and except, any nondisclosure agreement in effect between the Parties.

17.3. Revisions or amendments to this Agreement shall only be valid if made in writing, duly signed by each of the Parties.

17.4. Notwithstanding any other term of this Agreement, in the event either Party commences any arbitration or court action, the prevailing Party in such action shall be entitled to its out-of-pocket costs and reasonable attorney's fees incurred.

17.5. If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate the original objective.

17.6. Failure by either Party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the Parties.

17.7. The Parties acknowledge and agree that damages alone would be insufficient to compensate one another for a breach of this Agreement and that irreparable harm would result from a breach of this Agreement. The Parties hereby consent to the entering of an order for injunctive relief to prevent a breach or further breach, and the entering of an order for specific performance to compel performance of any obligations under this Agreement.

17.8. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT LOSSES OR DAMAGES (IN TORT, CONTRACT OR OTHERWISE) UNDER OR IN RESPECT OF THIS AGREEMENT.

17.9. This Agreement is for the sole benefit of the Parties hereto and nothing herein expressed or implied shall give or be construed to give to any person, other than the Parties hereto any legal or equitable rights hereunder.

17.10. The Exhibits and Schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall control.

17.11. Each Party will be responsible for and bear all of its own costs and expenses (including any broker's or finder's fees and the expenses of its representatives). All recording costs and fees incurred in connection with the clearing and removing of any liens and encumbrances not assumed by Purchaser to which the Assets may be subject, so as to permit Seller to convey good and marketable title to the Assets free and clear of all such encumbrances, shall be the responsibility of Seller.

17.12. The payment of all sales, use, transfer or similar taxes, documentation stamps, or other charges imposed by any and all governmental authorities (excluding any income or gain taxes) with respect to the transfer of title to the Assets hereunder and the other transactions anticipated hereby shall be the responsibility of the Party required by law to pay any such taxes.

17.13. Except for either Party's obligation to make payments to the other Party hereunder, neither Party shall be liable for any failure or delay in performance under this Agreement to the extent such failure or delay arises from Force Majeure. A Force Majeure is fire, explosion, earthquake, storm, flood, strike, labor difficulties, war, insurrection, riot, act of God or the public enemy, or any law, act, order, export or import control regulations, proclamation, decree, regulation, ordinance, or instructions of local, state, federal or foreign governmental or other public authorities, or judgment or decree of a court of competent jurisdiction (but excluding a court injunction against a Party's performance). In the event of the occurrence of such an event, the Party so affected shall give prompt written notice to the other Party, stating the period of time the occurrence is

expected to continue and shall use diligent efforts to end the failure or delay and ensure that the effects of such Force Majeure are minimized.

17.14. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute the Agreement when a duly authorized representative of each Party has signed a counterpart. The Parties intend to sign and deliver this Agreement by electronic or facsimile transmission. Each Party agrees that the delivery of the Agreement by electronic or facsimile transmission shall have the same force and effect as delivery of original signatures and that each Party may use such electronic or facsimile signatures as evidence of the execution and delivery of the Agreement by all Parties to the same extent that an original signature could be used.

17.15. <u>Notices.</u> Any notice, request, demand or consent required or permitted to be given under this Agreement shall be in writing and shall be effective when transmitted and confirmation of receipt is obtained for facsimile transmissions; when delivered personally; one (1) business day after sent by recognized overnight courier; and five (5) calendar days after sent by mail, first class, postage prepaid; in each case to the following address or telephone number, as applicable:

If to Seller to:
GEOS Communications, Inc.
GEOS Communications IP Holdings, Inc.
430 N. Carroll Ave., Suite 120
Southlake, Texas 76092
Attn: President

If to Purchaser to:
MGTCO Holdings, LLC
Attention: President
951 N. Walnut Creek Dr., Suite C
Mansfield, Texas 76063

or at such other address as either party shall specify by notice to the other.

17.16. <u>Binding Effect and Assignment.</u> This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns. Neither this Agreement nor any obligation hereunder shall be assignable by either party except with the prior written consent of the other party which consent may not be unreasonably withheld.

17.17. <u>Exhibits, Schedules and Attachments.</u> The Exhibits and Schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement

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for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall control.

17.18. Governing Law. This Agreement, and the rights and obligations of the parties, shall be governed by and construed in accordance with the laws of the State of Texas.

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[Signatures Appear on the Following Page]

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IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the date and year first above written.

SELLER: GEOS COMMUNICATIONS, INC.

By: ______________________________
Chris Miltenberger, President

GEOS COMMUNICATIONS IP HOLDINGS, INC.
formerly known as I2 TELECOM IP HOLDINGS, INC.

By: ______________________________
Chris Miltenberger, President

PURCHASER: MGTCO HOLDINGS, L.L.C.

By: ______________________________
Kevin Haddad, Member